SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 29, 2002


Exact  name  of  Registrant  as  specified  in  its charter:     Central Parking
Corporation

State  or  other  jurisdiction  of  incorporation:     Tennessee

Commission  File  Number:     001-13950

IRS  Employer  Identification  Number:     62-1052916

Address  of  principal  executive  offices:     2401  21st  Avenue  South
                                                Suite  200
                                                Nashville,  TN  37212

Registrant's  telephone  number,  including  area  code:     (615)  297-4255

Former  name  or  former  address,  if  changed  since last  report:
                                                              Not  applicable

ITEM  5.     OTHER  EVENTS

On April 29, 2002, the Registrant announced its operating results for the second quarter of fiscal 2002.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS
     (c)  EXHIBITS
     Exhibit  No.  99.1     Text  of  press  release  dated  April  29,  2002

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Central  Parking  Corporation
                              /s/  Hiram  A.Cox
                              -----------------

Date:  April  30,  2002       By:  Hiram  A.  Cox
                                   Chief  Financial  Officer

EXHIBIT  99.1
-------------

FOR  IMMEDIATE  RELEASE
-----------------------

Investor Contact:  William J. Vareschi, Jr.    or    Hiram A. Cox
                   Vice Chairman and                 Senior Vice President and
                   Chief Executive Officer           Chief Financial Officer
                   (615) 297-4255                    (615) 297-4255
                   bvareschi@parking.com             hcox@parking.com
                   ---------------------             ----------------

Media  Contact:    Richard Jonardi
                   Communications Manager
                   (615) 297-4255
                   rjonardi@parking.com
                   --------------------


CENTRAL  PARKING  CORPORATION  REPORTS  SECOND  QUARTER  EARNINGS

NASHVILLE, TENN. (APRIL 29, 2002) -- Central Parking Corporation (NYSE: CPC) today announced earnings for the second fiscal quarter ended March 31, 2002, before property-related activities and extraordinary items (pro forma), of $9.4 million, or $0.26 per diluted share, compared with $10.8 million, or $0.30 per diluted share, in the year-earlier period. For comparability purposes, pro forma earnings for the prior year have been increased by $0.07 to reflect the discontinuation of goodwill amortization relating to the Company's October 1, 2001 adoption of SFAS 142. Revenues for the second quarter of fiscal 2002 increased to $179.1 million versus $174.0 million in the year-earlier period.

     Reported earnings (GAAP) for the quarter ended March 31, 2002 were $0.36 per diluted share including an extraordinary gain of $0.05 related to the repurchase of 500,000 shares of trust issued preferred securities. Reported earnings (GAAP) per diluted share were $0.19 in the prior-year period.

     William J. Vareschi, Jr., Vice Chairman and Chief Executive Officer, said, "Revenues and earnings for the second quarter of fiscal 2002 were at the high end of our February guidance. The residual impact from the attacks of September 11 continued to impact our business in New York City and to a lesser degree at travel-related sites such as resort hotels. Nonetheless, it appears that discretionary revenue levels have bottomed out in most areas of the country.
New York City continues to feel the impact from the ban on single occupant vehicles during the morning rush hour. However, New York City transient revenues approached prior-year levels in February and March. Excluding the New York region, revenues for the second quarter grew approximately 6% versus the same period last year. This quarter marks the Company's first year-over-year increase in revenues in approximately two years as our complementary acquisitions and a positive new business/lost business ratio more than offset the softness in New York revenues. Looking forward, we expect continued year-over-year revenue growth reflecting our successful marketing efforts combined with our "Operational Excellence" initiatives.

     "The state of the general economy and the travel restrictions in New York City are expected to continue to negatively impact our results in the third quarter. The impact of the New York single occupancy vehicle restrictions should be less than in previous quarters given some recent modifications to the program. We expect third quarter revenues to be approximately $180 to $185 million compared to $179.1 million for the same period last year. We expect fully diluted earnings per share for the quarter of $0.28 to $0.32 per share before property-related activities and extraordinary items (pro forma) compared to approximately $0.32 per share (pro forma) in the same period last year." For comparability purposes, earnings for the third fiscal quarter of last year have been adjusted upward by approximately $0.08 to reflect the discontinuation of goodwill amortization. For the full fiscal year, we expect fully diluted earnings per share before property related activities and extraordinary items (pro forma) of approximately $1.02 to $1.08.

     Vareschi concluded, "We are encouraged by this quarter's results and believe that we have established a platform for improved performance as the economy improves. We are gaining market share again, our complementary acquisitions are contributing to our bottom line, interest rates remain attractive and our "Operational Excellence" initiatives are beginning to deliver results."

     Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation services. The Company operates approximately 4,000 parking facilities containing approximately 1.5 million spaces at locations in 38 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Colombia, Germany, Mexico, Peru, Poland, Spain, Venezuela and Greece.

     This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company's current views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)

Amounts  in  thousands,  except  per  share  data

                                               THREE MONTHS ENDED       SIX MONTHS ENDED
                                                    MARCH 31,                MARCH 31,

                                                   2002        2001        2002        2001
                                              ----------  ----------  ----------  ----------
Total revenues                                $ 179,134   $ 174,034   $ 356,085   $ 351,599
Total cost and expenses (a)                    (161,295)   (152,785)   (319,383)   (304,868)

Interest expense, net                            (1,603)     (3,903)     (3,509)     (8,290)
Other (expenses) income, net                       (666)         57        (749)       (301)
Income taxes (b)                                 (5,138)     (5,540)    (10,707)    (12,516)
Minority interest, net of tax                    (1,007)     (1,048)     (2,278)     (1,836)
                                              ----------  ----------  ----------  ----------
    Earnings (pro forma)                          9,425      10,815      19,459      23,788
Property-related gains (losses), net of tax       1,759      (1,378)      4,097          33
Amortization of goodwill, net of tax                 --      (2,702)         --      (5,405)
Extraordinary gain, net of tax                    1,707          --       5,019          --
Cumulative effect of account change,
  net of tax                                         --          --          --        (258)
                                              ----------  ----------  ----------  ----------
    Net earnings (GAAP)                       $  12,891   $   6,735   $  28,575   $  18,158
                                              ==========  ==========  ==========  ==========


Pro forma earnings
     Basic                                    $    0.26   $    0.30   $    0.54   $    0.66
     Diluted                                  $    0.26   $    0.30   $    0.54   $    0.66

Net earnings per share (GAAP)
     Basic                                    $    0.36   $    0.19   $    0.80   $    0.51
     Diluted                                  $    0.36   $    0.19   $    0.79   $    0.50

Weighted average common shares:
     Basic                                       35,775      35,702      35,765      35,857
     Diluted                                     36,138      35,965      36,005      36,119




(a) Excludes amortization of goodwill of $2,832 and $5,665 for the three and six months ended March 31, 2001, respectively. The Company adopted SFAS 142, "Goodwill and Intangible Assets," as of October 1, 2001, and therefore no longer amortizes goodwill.

(b) Income tax expense for the three and six months ended March 31, 2002 excludes income tax (expense) on net property-related gains of ($1,266) and ($2,936), respectively. Income tax expense for the three and six months ended March 31, 2001 excludes income tax benefit (expense) on net property-related (losses) gains of $918 and ($448), respectively, and income tax benefit on goodwill amortization of $130 and $260, respectively.

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                                   (UNAUDITED)

Amounts  in  thousands,  except  per  share  data


                                                        THREE MONTHS ENDED
                                                             MARCH 31,

                                                            2002       2001
                                                        ---------  ---------
Revenues:
 Parking                                                $149,768   $148,848
 Management contracts                                     29,366     25,186
                                                        ---------  ---------
   Total revenues                                        179,134    174,034
                                                        ---------  ---------

Costs and expenses:
 Cost of parking                                         130,510    126,730
 Cost of management contracts                             13,331      9,777
 General and administrative                               17,356     16,109
 Goodwill and non-compete amortization                        98      3,001
                                                        ---------  ---------
   Total costs and expenses                              161,295    155,617
Property-related gains (losses), net                       3,025     (2,296)
                                                        ---------  ---------
   Operating earnings                                     20,864     16,121

Other income (expenses):
 Interest income                                           1,458      1,425
 Interest expense                                         (3,061)    (5,328)
 Dividends on company-obligated mandatorily redeemable
   convertible securities of a subsidiary trust           (1,259)    (1,471)
 Equity in partnership and joint venture earnings            593      1,528
                                                        ---------  ---------
   Earnings before income taxes, minority interest and
     extraordinary item                                   18,595     12,275
Income tax expense                                        (6,404)    (4,492)
Minority interest, net of tax                             (1,007)    (1,048)
                                                        ---------  ---------
   Earnings before extraordinary item                     11,184      6,735
Extraordinary item, net of tax                             1,707         --
                                                        ---------  ---------
   Net earnings                                         $ 12,891   $  6,735
                                                        =========  =========


Basic earnings per share:
 Earnings before extraordinary item                     $   0.31   $   0.19
 Extraordinary item, net of tax                             0.05         --
                                                        ---------  ---------
 Net earnings                                           $   0.36   $   0.19
                                                        =========  =========

Diluted earnings per share:
 Earnings before extraordinary item                     $   0.31   $   0.19
 Extraordinary item, net of tax                             0.05         --
                                                        ---------  ---------
 Net earnings                                           $   0.36   $   0.19
                                                        =========  =========

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                                   (UNAUDITED)

Amounts  in  thousands,  except  per  share  data



                                                                     SIX MONTHS ENDED
                                                                         MARCH 31,
                                                                      2002       2001
                                                                   ---------  ---------
Revenues:
 Parking                                                           $297,140   $300,525
 Management contracts                                                58,945     51,074
                                                                   ---------  ---------
   Total revenues                                                   356,085    351,599
                                                                   ---------  ---------

Costs and expenses:
 Cost of parking                                                    258,480    250,695
 Cost of management contracts                                        25,430     19,999
 General and administrative                                          35,347     33,837
 Goodwill and non-compete amortization                                  216      6,002
                                                                   ---------  ---------
   Total costs and expenses                                         319,383    310,533
Property-related gains, net                                           7,033        481
                                                                   ---------  ---------
   Operating earnings                                                43,735     41,547

Other income (expenses):
 Interest income                                                      2,810      2,979
 Interest expense                                                    (6,319)   (11,269)
 Dividends on company-obligated mandatorily redeemable
   convertible securities of a subsidiary trust                      (2,730)    (2,943)
 Equity in partnership and joint venture earnings                     1,981      2,642
                                                                   ---------  ---------
   Earnings before income taxes, minority interest, extraordinary
     item and cumulative effect of accounting change                 39,477     32,956
Income tax expense                                                  (13,643)   (12,704)
Minority interest, net of tax                                        (2,278)    (1,836)
                                                                   ---------  ---------
   Earnings before extraordinary item and cumulative effect
     of accounting change                                            23,556     18,416
Extraordinary item, net of tax                                        5,019         --
Cumulative effect of accounting change, net of tax                       --       (258)
                                                                   ---------  ---------
   Net earnings                                                    $ 28,575   $ 18,158
                                                                   =========  =========


Basic earnings per share:
 Earnings before extraordinary item                                $   0.66   $   0.51
 Extraordinary item, net of tax                                        0.14         --
 Cumulative effect of accounting change, net of tax                      --         --
                                                                   ---------  ---------
 Net earnings                                                      $   0.80   $   0.51
                                                                   =========  =========

Diluted earnings per share:
 Earnings before extraordinary item                                $   0.65   $   0.51
 Extraordinary item, net of tax                                        0.14         --
 Cumulative effect of accounting change, net of tax                      --      (0.01)
                                                                   ---------  ---------
 Net earnings                                                      $   0.79   $   0.50
                                                                   =========  =========

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

Amounts  in  thousands

                                                               MARCH 31,     SEPTEMBER 30,
                                                                        2002       2001
                                                                    -----------  ---------
ASSETS
Current assets:
  Cash and cash equivalents                                         $   41,153   $ 41,849
  Management accounts receivable                                        38,440     32,613
  Accounts receivable - other                                           12,702     16,149
  Current portion of notes receivable                                    8,311      6,836
  Prepaid expenses                                                      12,103      6,939
  Deferred income taxes                                                    259        259
                                                                    -----------  ---------
    Total current assets                                               112,968    104,645

Notes receivable, less current portion                                  42,556     42,931
Property, equipment and leasehold improvements, net                    410,333    415,405
Contract and lease rights, net                                         115,192     88,094
Goodwill, net                                                          251,506    250,630
Investment in and advances to partnerships and joint ventures           14,799     30,704
Other assets                                                            55,984     54,472
                                                                    -----------  ---------
    Total Assets                                                    $1,003,338   $986,881
                                                                    ===========  =========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease obligations   $   53,401   $ 53,337
  Accounts payable                                                      80,726     77,887
  Accrued expenses                                                      25,650     24,997
  Management accounts payable                                           22,904     20,541
  Income taxes payable                                                  11,618      7,134
                                                                    -----------  ---------
    Total current liabilities                                          194,299    183,896
Long-term debt and capital lease obligations, less current portion     206,210    208,885
Deferred rent                                                           30,584     22,310
Deferred income taxes                                                   16,470     15,757
Minority interest                                                       29,984     31,121
Other liabilities                                                       33,258     33,466
                                                                    -----------  ---------
    Total liabilities                                                  510,805    495,435
                                                                    -----------  ---------

Company-obligated mandatorily redeemable securities of subsidiary
  holding solely parent debentures                                      81,555    110,000

Shareholders' equity:
  Common stock                                                             359        358
  Additional paid-in capital                                           240,140    238,464
  Accumulated other comprehensive loss, net                             (1,625)    (1,979)
  Retained earnings                                                    172,809    145,308
  Shares held in trust                                                    (705)      (705)
                                                                    -----------  ---------
    Total shareholders' equity                                         410,978    381,446
                                                                    -----------  ---------
    Total Liabilities and Shareholders' Equity                      $1,003,338   $986,881
                                                                    ===========  =========

------

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

 Amounts  in  thousands


                                                                    SIX MONTHS ENDED
                                                                         MARCH 31,
                                                                       2002       2001
                                                                    ---------  ---------
Cash flows from operating activities:
Net earnings                                                        $ 28,575   $ 18,158
Depreciation and amortization                                         17,082     21,421
Equity in partnership and joint venture earnings                      (1,981)    (2,642)
Distributions from partnerships and joint ventures                     2,697      2,295
Property-related (gains), net                                         (7,033)      (481)
Gain on sale of trust issued preferred securities, net of tax         (5,019)        --
Deferred income taxes                                                    379         19
Minority interest                                                      2,278      1,836
Changes in operating assets and liabilities (net of acquisitions):
  Management accounts receivable                                      (3,743)     1,467
  Accounts receivable - other                                          4,013       (741)
  Prepaid expenses                                                    (5,164)       646
  Other assets                                                        (2,937)      (306)
  Accounts payable, accrued expenses and other liabilities             2,726    (12,431)
  Management accounts payable                                          1,925       (367)
  Deferred rent                                                        8,274      1,346
  Income taxes payable                                                 1,112     (5,572)
                                                                    ---------  ---------
    Net cash provided by operating activities                         43,184     24,648
                                                                    ---------  ---------

Cash flows from investing activities:
Proceeds from disposition of property and equipment                   13,942     17,011
Proceeds from sale of investment in partnership                       18,399         --
Purchase of property, equipment and leasehold improvements           (12,922)   (15,637)
Purchase of contract and lease rights                                (18,872)      (530)
Acquisitions, net of cash acquired                                   (17,628)        --
Other investing activities                                                32      3,664
                                                                    ---------  ---------
    Net cash (used) provided by investing activities                 (17,049)     4,508
                                                                    ---------  ---------

Cash flows from financing activities:
Dividends paid                                                        (1,075)    (1,085)
Net borrowings under revolving credit agreement                       23,500     12,550
Principal repayments on notes payable and capital leases             (27,899)   (29,176)
Payment to minority interest partners                                 (3,563)    (3,114)
Repurchase of common stock                                              (488)    (9,960)
Repurchase of mandatorily redeemable securities                      (19,325)        --
Issuance of common stock and exercise of stock options                 2,165        560
                                                                    ---------  ---------
    Net cash used by financing activities                            (26,685)   (30,225)
                                                                    ---------  ---------

Foreign currency translation                                            (146)       175
                                                                    ---------  ---------
Net decrease in cash and cash equivalents                               (696)      (894)
Cash and cash equivalents at beginning of period                      41,849     43,214
                                                                    ---------  ---------
Cash and cash equivalents at end of period                          $ 41,153   $ 42,320
                                                                    =========  =========